Exhibit 99.1

Arbor Realty Trust Reports Third Quarter 2014 Results and Declares Common Stock Dividend

Third Quarter Highlights:
-	Net income of $63.4 million, or $1.26 per diluted common share
-	FFO of $65.5 million, or $1.30 per diluted common share and FFO of $7.4 million, or $0.15 per diluted common share excluding the recognition of a $58.1 million non-cash gain1
-	Recognized a $58.1 million gain related to the 450 West 33rd Street transaction resulting in a $1.15, or 15%, increase in GAAP book value per common share to $8.81
-	Declares a cash dividend of $0.13 per share of common stock
-	Issued $39.2 million of senior unsecured notes

Uniondale, NY, November 7, 2014 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2014. Arbor reported net income for the quarter of $63.4 million, or $1.26 per diluted common share, compared to $3.7 million, or $0.08 per diluted common share for the quarter ended September 30, 2013. Funds from operations (“FFO”) for the quarter was $65.5 million, or $1.30 per diluted common share, compared to $5.6 million, or $0.13 per diluted common share for the quarter ended September 30, 2013.1 Excluding the impact of a $58.1 million net gain related to the 450 West 33rd Street transaction, FFO for the quarter was $7.4 million, or $0.15 per diluted common share.

Portfolio Activity

Loan and investment portfolio activity during the third quarter of 2014 consisted of:

•	Originated 20 new loans totaling $243.1 million, of which 15 were bridge loans for $211.9 million.

•	Payoffs and pay downs on 21 loans totaling $218.0 million.

At September 30, 2014, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was approximately $1.66 billion, with a weighted average current interest pay rate of 5.41%, compared to $1.64 billion and 5.25% at June 30, 2014.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.14% at September 30, 2014, compared to 5.93% at June 30, 2014.

As of September 30, 2014, Arbor’s loan portfolio consisted of 30% fixed-rate and 70% variable-rate loans.

The average balance of the Company’s loan and investment portfolio during the third quarter of 2014, excluding loan loss reserves, was $1.68 billion and the average yield on these assets for the quarter was 6.99%, compared to $1.64 billion and 6.22% for the second quarter of 2014.

The Company recorded $2.9 million in loan loss reserves related to two loans with a carrying value of $144.7 million before loan loss reserves.  The Company also recorded $1.5 million of net recoveries of previously recorded loan loss reserves during the quarter.  At September 30, 2014, the Company’s total loan loss reserves were $116.4 million relating to 12 loans with an aggregate carrying value before loan loss reserves of $228.6 million.

The Company had two non-performing loans with a carrying value of $6.3 million, net of related loan loss reserves of $34.0 million as of September 30, 2014 and June 30, 2014.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2014 was approximately $1.24 billion with a weighted average interest rate including fees of 4.06%, as compared to approximately $1.22 billion and a rate of 3.75% at June 30, 2014.  The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2014 was approximately $1.23 billion, as compared to approximately $1.21 billion for the second quarter of 2014. The average cost of borrowings for the third quarter was 3.97%, compared to 3.73% for the second quarter of 2014.

The Company issued $39.2 million aggregate principal amount of 7.375% senior unsecured notes in an underwritten public offering (NYSE:ABRN), generating net proceeds of approximately $36.4 million after deducting the issuance and underwriting discounts and offering expenses. The notes are due in 2021 and can be redeemed by the Company after May 15, 2017.

The Company closed on a $15.0 million term facility with a one year term maturing in August 2015, which is secured by bonds originally issued by one of the Company's CDO entities that have been repurchased by the Company.  This facility has a fixed interest rate of 7.5% and contains certain financial covenants and restrictions.  At September 30, 2014, the facility was fully utilized.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO/CLO vehicles, credit facilities, and repurchase agreements. The Company’s CDO/CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. The Company believes that it was in compliance with all financial covenants and restrictions as of September 30, 2014 and as of the most recent determination dates in October 2014.

The chart below is a summary of the Company’s CDO/CLO compliance tests as of the most recent determination dates in October 2014:

Cash Flow Triggers	CDO I	CDO II	CDO III	CLO I	CLO II	CLO III

Overcollateralization (1)

Current	173.33%	161.20%	110.65%	142.96%	146.89%	133.33%

Limit	145.00%	127.30%	105.60%	137.86%	144.25%	132.33%

Pass / Fail	Pass	Pass	Pass	Pass	Pass	Pass

Interest Coverage (2)

Current	631.39%	397.36%	1083.81%	213.63%	298.52%	288.49%

Limit	160.00%	147.30%	105.60%	120.00%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO/CLO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Equity Investments

As previously disclosed, the Company recognized a $77.1 million deferred gain and a $19.0 million prepaid incentive management fee related to its investment in the 450 West 33rd Street property for a net gain of $58.1 million.  In 2007, the Company received net proceeds of approximately $58.1 million from the closing of this transaction and recorded a corresponding net deferred gain as a result of guarantying a portion of the property’s indebtedness. During the third quarter, the existing debt on the property was refinanced and the Company’s portion of the guarantee terminated, resulting in the recognition of the deferred gain for GAAP purposes.

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.13 per share of common stock for the quarter ended September 30, 2014. The dividend is payable on December 1, 2014 to common shareholders of record on November 19, 2014. The ex-dividend date is November 17, 2014.

Preferred Dividends

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from September 1, 2014 through November 30, 2014. The dividends are payable on December 1, 2014 to shareholders of record on November 15, 2014. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 280-4962 for domestic callers and (857) 244-7319 for international callers. Please use participant passcode 15273791.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through November 30, 2014. In addition, a telephonic replay of the call will be available until November 14, 2014. The replay dial-in numbers are (888) 286-8010  for domestic callers and (617) 801-6888 for international callers. Please use passcode 24159144.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate. For more information about Arbor Realty Trust, Inc., visit www.arborrealtytrust.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 8 and 9 of this release.
1. See attached supplemental schedule of non-GAAP financial measures.

Contacts:
Arbor Realty Trust, Inc.
Paul Elenio, Chief Financial Officer
516-506-4422
pelenio@arbor.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Investors:
Joseph Green
The Ruth Group
646-536-7013
jgreen@theruthgroup.com

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Interest income	$29,657,960	$25,742,973	$80,062,244	$73,060,911
Interest expense	12,334,034	10,645,725	34,148,009	31,621,042
Net interest income	17,323,926	15,097,248	45,914,235	41,439,869

Other revenue:
Property operating income	8,443,877	7,538,852	26,703,348	24,666,108
Other income (loss), net	518,318	(251,424)	1,526,901	1,733,351
Total other revenue	8,962,195	7,287,428	28,230,249	26,399,459

Other expenses:
Employee compensation and benefits	3,639,722	2,995,322	10,578,219	9,047,639
Selling and administrative	2,330,033	3,300,071	7,507,097	8,459,087
Property operating expenses	7,266,859	6,664,704	21,687,062	20,696,197
Depreciation and amortization	1,806,683	1,868,670	5,776,719	5,328,396
Impairment loss on real estate owned	-	-	250,000	-
Provision for loan losses (net of recoveries)	1,326,538	750,231	590,695	4,072,108
Management fee - related party	2,450,000	2,800,000	7,400,000	8,400,000
Total other expenses	18,819,835	18,378,998	53,789,792	56,003,427

Income before gain on sale of equity interest, incentive
management fee, gain on extinguishment of debt, loss on
sale of real estate and (loss) income from equity affiliates	7,466,286	4,005,678	20,354,692	11,835,901
Gain on sale of equity interest	77,123,133	-	84,974,399	-
Incentive management fee - equity interest - related party	(19,047,949)	-	(19,047,949)	-
Gain on extinguishment of debt	-	1,167,772	-	4,930,772
Loss on sale of real estate	(199,749)	-	(199,749)	-
(Loss) income from equity affiliates	(51,170)	(81,723)	29,371	(245,412)

Net income	65,290,551	5,091,727	86,110,764	16,521,261

Preferred stock dividends	1,888,430	1,410,333	5,367,825	3,096,278
Net income attributable to noncontrolling interest	-	16,715	-	124,199

Net income attributable to Arbor Realty Trust, Inc.
common stockholders	$63,402,121	$3,664,679	$80,742,939	$13,300,784

Basic earnings per common share	$1.26	$0.08	$1.61	$0.33

Diluted earnings per common share	$1.26	$0.08	$1.60	$0.33

Dividends declared per common share	$0.13	$0.13	$0.39	$0.37

Weighted average number of shares
of common stock outstanding:

Basic	50,477,308	43,397,555	50,031,205	40,129,718

Diluted	50,477,308	43,832,271	50,331,623	40,576,633

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets:
Cash and cash equivalents	$72,874,163	$60,389,552
Restricted cash	143,848,917	54,962,316
Loans and investments, net	1,526,641,987	1,523,699,653
Available-for-sale securities, at fair value	2,529,104	37,315,652
Investments in equity affiliates	5,022,502	4,680,306
Real estate owned, net	90,738,137	111,718,177
Real estate held-for-sale, net	26,430,595	11,477,676
Due from related party	628,320	98,058
Prepaid management fee - related party	-	19,047,949
Other assets	48,441,712	54,083,143
Total assets	$1,917,155,437	$1,877,472,482

Liabilities and Equity:
Credit facilities and repurchase agreements	$71,306,110	$159,125,023
Collateralized debt obligations	371,733,279	639,622,981
Collateralized loan obligations	545,750,000	264,500,000
Senior unsecured notes	97,860,025	-
Junior subordinated notes to subsidiary trust issuing preferred securities	159,695,009	159,291,427
Notes payable	1,300,000	2,500,000
Mortgage note payable – real estate owned	25,022,701	42,745,650
Mortgage note payable – real estate held-for-sale	23,791,205	11,005,354
Due to related party	2,046,667	2,794,087
Due to borrowers	31,383,434	20,326,030
Deferred revenue	-	77,123,133
Other liabilities	53,100,605	60,842,515
Total liabilities	1,382,989,035	1,439,876,200

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A cumulative redeemable preferred stock, $38,787,500 aggregate liquidation preference;
1,551,500 issued and outstanding at September 30, 2014 and December 31, 2013;
7.75% Series B cumulative redeemable preferred stock, $31,500,000 aggregate liquidation preference; 1,260,000 issued and outstanding at September 30, 2014 and
December 31, 2013; 8.50% Series C cumulative redeemable preferred stock,
$22,500,000 aggregate liquidation preference; 900,000 issued and outstanding at
September 30, 2014, no shares issued and outstanding at December 31, 2013	89,295,905	67,654,655
Common stock, $0.01 par value: 500,000,000 shares authorized; 53,128,075 shares issued, 50,477,308 shares outstanding at September 30, 2014 and
51,787,075 shares issued, 49,136,308 shares outstanding at December 31, 2013	531,280	517,870
Additional paid-in capital	629,579,966	623,993,245
Treasury stock, at cost - 2,650,767 shares at September 30, 2014 and December 31,
2013	(17,100,916)	(17,100,916)
Accumulated deficit	(150,966,676)	(212,231,319)
Accumulated other comprehensive loss	(17,173,157)	(25,237,253)
Total stockholders' equity	534,166,402	437,596,282
Total liabilities and equity	$1,917,155,437	$1,877,472,482

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - Funds from Operations (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income attributable to Arbor Realty Trust, Inc. common stockholders	$63,402,121	$3,664,679	$80,742,939	$13,300,784

Add:
Loss on sale of real estate	199,749	-	199,749	-
Impairment loss on real estate owned	-	-	250,000	-
Depreciation - real estate owned and held for sale	1,806,683	1,868,670	5,776,719	5,328,396
Depreciation - investment in equity affiliate	64,742	22,599	203,482	67,797

Funds from operations ("FFO")	$65,473,295	$5,555,948	$87,172,889	$18,696,977

Diluted FFO per common share	$1.30	$0.13	$1.73	$0.46

Diluted weighted average shares outstanding	50,477,308	43,832,271	50,331,623	40,576,633

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Excluding the impact of a $58.1 million net gain related to the 450 West 33rd Street transaction described in this press release, FFO for the quarter was $7.4 million, or $0.15 per diluted common share and year-to-date FFO was $29.1 million, or $0.58 per diluted common share.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures (Continued) -
Adjusted and GAAP Book Value per Common Share
(Unaudited)
September 30, 2014

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$534,166,402
Subtract: Cumulative redeemable preferred stock	(89,295,905)

GAAP Arbor Realty Trust, Inc. Common Stockholders' Equity	444,870,497

Add: Unrealized loss on derivative instruments	16,334,580

Adjusted Arbor Realty Trust, Inc. Common Stockholders' Equity	$461,205,077

Adjusted book value per common share	$9.14

GAAP book value per common share	$8.81

Common shares outstanding	50,477,308

Given the significance of the unrealized loss position of our qualifying derivative instruments, Arbor has elected to report adjusted book value per common share for the affected period to currently reflect the removal of the temporary nature of unrealized gains or losses as a component of equity from qualifying interest rate swaps on our financial position.  Over time, as these qualifying interest rate swaps reach their maturity, the fair value of these swaps will return to their original par value. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial condition. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.